EXHIBIT 99.1

Hanmi Reports Strong 2015 Second Quarter Results

Second Quarter Net Income Up 27% Quarter-Over-Quarter

LOS ANGELES, July 23, 2015 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (or "Hanmi"), the holding company for Hanmi Bank (the "Bank"), today reported second quarter net income increased 26.5% to $14.0 million, or $0.44 per diluted share, compared with $11.1 million, or $0.35 per diluted share, for the first quarter of 2015 and was up 26.6% from $11.0 million, or $0.35 per diluted share, for the year-ago period.

For the first six months of 2015, net income increased 13.6% to $25.0 million, or $0.78 per diluted share, compared with $22.0 million, or $0.69 per diluted share, for the first six months of 2014.

Mr. C. G. Kum, President and Chief Executive Officer, said, "Our second quarter results reflect the early success of our expansion efforts and improving profitability across the enterprise. While the net growth in our loans reflected a high level of payoffs, our $208 million of organic loan production increased 54% since last quarter and was 81% higher than the second quarter last year. Our loan pipeline for the third quarter is strong. Our net income for the second quarter grew 27% to $14 million driven by our ongoing initiatives to improve operating efficiencies and reduce expenses. The platforms we have in California, Texas and Illinois together with the commencement of our Healthcare Banking Group will allow us to grow our brand, expand our customer base and generate long-term sustainable growth."

Quarter Results
(In thousands, except per share data)
	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014

Net income	$ 13,984	$ 11,054	$ 11,042	$ 25,038	$ 22,033
Net income per diluted common share	$ 0.44	$ 0.35	$ 0.35	$ 0.78	$ 0.69

Assets	$ 3,970,770	$ 4,084,015	$ 3,094,775	$ 3,970,770	$ 3,094,775
Loans receivable, net	$ 2,826,086	$ 2,767,080	$ 2,300,810	$ 2,826,086	$ 2,300,810
Deposits	$ 3,439,781	$ 3,552,676	$ 2,544,849	$ 3,439,781	$ 2,544,849

Return on average assets	1.39%	1.07%	1.54%	1.23%	1.52%
Pre-tax, pre-provision earnings on average assets	2.10%	1.61%	1.94%	1.85%	2.03%
Return on average stockholders' equity	11.83%	9.75%	11.05%	10.81%	11.01%
Net interest margin	3.97%	3.89%	3.82%	3.93%	3.86%
Net interest margin (excluding purchase accounting)	3.48%	3.28%	3.82%	3.38%	3.86%
Efficiency ratio	56.23%	65.63%	55.56%	60.93%	54.48%
Efficiency ratio (excluding merger and integration costs)	55.95%	62.30%	55.34%	59.12%	54.25%

Tangible common equity to tangible assets	11.86%	11.40%	13.78%	11.86%	13.78%
Tangible common equity per common share	$ 14.73	$ 14.58	$ 13.38	$ 14.73	$ 13.38

Financial Highlights (as of or for the quarter ended June 30, 2015, compared with March 31, 2015 or June 30, 2014)

  Net income of $14.0 million increased 26.5% from the first quarter.
  Noninterest expense fell 14.5% or $4.6 million from the prior quarter, with the efficiency ratio improving to 56.23% from 65.63%.
  New loan production (excluding loan purchases of $20.6 million) of $208.1 million, up 54.3% from the first quarter and 80.6% from the year-ago period.
  Continued strong asset quality, with non-performing assets at 1.00% of total assets and a negative provision for loan losses of $2.5 million for the 2015 second quarter.
  A cash dividend of $0.11 per share was paid on July 15, 2015.

Results of Operations

Second quarter net interest income, before the provision for loan losses, declined 1.0% to $37.1 million from $37.5 million for the preceding quarter as the decline in interest-earning assets offset the improvement in net interest margin. Compared with the second quarter last year, net interest income improved 36.6% principally on higher interest-earning assets arising from the CBI acquisition. Year-to-date, net interest income, before the provision for loan losses, improved 37.4% to $74.6 million compared with $54.3 million for the first six months of 2014 principally because of the increase in interest-earning assets arising from the acquisition.

Net interest margin for the second quarter of 2015 was 3.97% compared with 3.89% for the first quarter of 2015 and 3.82% for the year-ago period. The increase in the net interest margin for the second quarter of 2015 was primarily due to a $605,000 special FHLB stock dividend. For the first six months of 2015, net interest margin was 3.93% compared with 3.86% for the first six months of 2014.

The following table details the asset yields, liability costs, spread and margin.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30	June 30,	June 30
	2015	2015	2014	2015	2014

Interest-earning assets	4.39%	4.31%	4.27%	4.35%	4.31%
Interest-bearing liabilities	0.64%	0.61%	0.74%	0.63%	0.75%
Net interest spread	3.75%	3.70%	3.53%	3.72%	3.56%
Net interest margin	3.97%	3.89%	3.82%	3.93%	3.86%

The impact of the CBI acquisition accounting adjustments on core loan yield, core deposit cost, net interest income and net interest margin are summarized in the following tables.

	Three Months Ended		Six Months
	June 30,	March 31	Ended
	2015	2015	June 30, 2015
Core loan yield	4.78%	4.70%	4.74%
Accretion of discount on purchased loans	0.43%	0.62%	0.53%
As reported	5.21%	5.32%	5.27%

Core deposit cost	0.61%	0.62%	0.62%
Accretion of time deposits premium	0.17%	0.19%	0.18%
As reported	0.44%	0.43%	0.44%

	Three Months Ended				Six Months Ended
	June 30, 2015		March 31, 2015		June 30, 2015
	Amount	Rate	Amount	Rate	Amount	Rate
		(In thousands)
Net interest income and net interest margin excluding purchase accounting	$ 32,568	3.48%	$ 31,546	3.28%	$ 64,114	3.38%
Accretion of discount on Non-PCI loans	2,606	0.28%	3,511	0.36%	6,117	0.32%
Accretion of discount on PCI loans	467	0.05%	843	0.09%	1,310	0.07%
Accretion of time deposits premium	1,504	0.16%	1,606	0.16%	3,110	0.16%
Amortization of subordinated debentures discount	(41)	--	(38)	--	(79)	--
Net impact	4,536	0.49%	5,922	0.61%	10,458	0.55%
As reported	$ 37,104	3.97%	$ 37,468	3.89%	$ 74,572	3.93%

Net interest margin for the second quarter, excluding the effects of acquisition accounting, increased 20 basis points from the first quarter principally from the reduction in lower-yielding securities and the FHLB special dividend.

For the second quarter of 2015, Hanmi recorded a negative provision for loan losses of $2.5 million, which included an $84,000 reversal of impairment reserves on PCI loans. For the prior quarter, the negative provision for loan losses was $2.0 million, which was net of a $414,000 provision for impairment reserves on PCI loans. For the year ago period, the negative provision for loan losses was $3.9 million, which included no provision or reversal of impairment reserves on PCI loans.

Hanmi recorded a negative loan loss provision of $4.5 million for the first six months of 2015, compared with a negative provision for loan losses of $7.2 million for the first six months of 2014.

Noninterest income increased 2.6% to $11.1 million for the second quarter of 2015 compared with $10.9 million for the first quarter of 2015 and increased 102.9% from $5.5 million for the year-ago period. Service charges on deposit accounts were $3.2 million for the second quarter of 2015, unchanged from the first quarter of 2015 and up from $2.6 million for the second quarter last year. Gains on sales of SBA loans were $1.6 million for the second quarter 2015, compared with $1.7 million for the first quarter of 2015 and $498,000 for the year-ago period. Net gain on sales of securities were $1.9 million for the second quarter of 2015 compared with $2.2 million for the first quarter of 2015 and $364,000 for the second quarter last year. Disposition gains on PCI loans were $2.5 million for the second quarter of 2015, compared with $1.2 million for the prior quarter. There were no disposition gains for the same period a year-ago.

Noninterest expense declined 14.5% to $27.1 million from $31.7 million for the preceding quarter but increased 49.5% from $18.1 million for the second quarter last year. Salary and employee benefits costs declined 5.1% to $15.5 million compared with $16.4 million for the first quarter of 2015 as a result of the integration of CBI into Hanmi and the closing of three branches, but increased 51.2% from $10.3 million for the second quarter of 2014 due to the acquisition. Merger and integration costs declined to $136,000 for the second quarter of 2015 from $1.6 million for the preceding quarter but were up from $72,000 for the second quarter last year.  Professional fees decreased to $1.7 million for the second quarter of 2015 from $2.3 million for the preceding quarter but were up from $652,000 for the second quarter last year. Advertising and promotion expense increased to $1.0 million compared with $523,000 for the first quarter and $753,000 for the prior year second quarter. These increases were due to our re-branding initiative. We anticipate further expense reductions for the remainder of 2015 resulting from the closure of an additional four branches in August 2015.

Hanmi recorded a provision for income taxes of $9.6 million for the second quarter of 2015, representing an effective tax rate of 40.75%, compared with $7.5 million, representing an effective tax rate of 40.53%, for the preceding quarter and $6.9 million, representing an effective rate of 37.37% for the second quarter of 2014.

Balance Sheet

Total assets were $3.97 billion at June 30, 2015, a 2.8% decrease from $4.08 billion at March 31, 2015 and a 28.3% increase from $3.09 billion a year ago.  The year-over-year increase in total assets was primarily due to the acquisition of CBI.

Loans receivable, net of the allowance for loan losses, were $2.83 billion at June 30, 2015, up 2.1% from $2.77 billion at March 31, 2015 and up 22.8% from $2.30 billion at June 30, 2014. The increase in loans from the end of the 2014 second quarter reflects the CBI acquisition completed in the 2014 third quarter. Loans held for sale, representing the guaranteed portion of SBA loans, were $4.2 million at June 30, 2015 compared with $8.7 million at the end of the 2015 first quarter and $3.8 million at the end of the 2014 second quarter.

New loan production for the 2015 second quarter, excluding loan purchases, reached $208.1 million, 54.6% higher than the first quarter and outpaced $155.3 million of loan payoffs and payments. 2015 second quarter new loan production was comprised of $155.9 million of commercial real estate loans, $30.2 million of commercial and industrial loans, $19.9 million of SBA loans, and $2.1 million of consumer loans. Loan purchases for the 2015 second quarter were $20.6 million while SBA loan sales were $19.3 million. For the 2015 first quarter, new loan production was $134.9 million while loan payoffs and payments were $122.0 million. Loan purchases for the 2015 first quarter were $44.0 million and SBA loan sales were $19.9 million.

Deposits were $3.44 billion at the end of the 2015 second quarter, compared with $3.55 billion at the end of the preceding quarter and $2.54 billion at the end of the second quarter of 2014. The cost of deposits was 0.44% for the second quarter of 2015 compared with 0.43% for the first quarter of 2015 and 0.50% for the second quarter a year ago.

The period-end deposit mix is detailed in the table below.

	June 30,	March 31,	June 30,
	2015	2015	2014

Demand-noninterest-bearing	30.9%	30.0%	35.8%
Savings	3.5%	3.3%	4.3%
Money market checking and NOW accounts	22.7%	22.7%	21.9%
Time deposits	42.9%	44.0%	38.0%
Total deposits	100.0%	100.0%	100.0%

At June 30, 2015, stockholders' equity was $472.7 million, compared with $467.5 million and $426.3 million at March 31, 2015 and June 30, 2014, respectively. Tangible common stockholders' equity was $470.9 million, or 11.86% of tangible assets, compared with $465.5 million, or 11.40% of tangible assets, and $426.3 million, or 13.78%, of tangible assets, at March 31, 2015 and June 30, 2014, respectively. Tangible book value per share was $14.73, compared with $14.58 and $13.38 at March 31, 2015 and June 30, 2014, respectively. On July 15, 2015, Hanmi paid a cash dividend of $0.11 per share, representing an aggregate dividend of $3.5 million.

Asset Quality

Nonperforming loans, excluding PCI loans, were $28.0 million at the end of the second quarter of 2015, or 0.97% of gross loans, compared with $29.3 million at the end of the first quarter of 2015, or 1.04% of gross loans and $25.4 million, or 1.08% of total loans at the end of the second quarter last year. Troubled debt restructurings were $21.9 million at June 30, 2015, compared with $26.0 million at March 31, 2015 and $23.6 million at June 30, 2014. Restructured loans included in nonperforming loans were $13.3 million at June 30, 2015, compared with $11.1 million at the end of the same quarter last year.

OREO was $11.9 million at the end of the second quarter of 2015, down from $12.1 million at the end of the prior quarter. OREO primarily resulted from the 2014 third quarter CBI acquisition. Classified loans were $44.8 million, or 1.56% of gross loans, at June 30, 2015, compared with $56.1 million, or 1.99% of gross loans, at March 31, 2015 and $46.2 million, or 1.96% of gross loans, a year ago. Nonperforming assets were $39.9 million at the end of the second quarter of 2015, or 1.00% of assets, compared with 1.01% of assets at the end of the prior quarter and 0.88% of assets at the end of the same quarter last year.

For the second quarter of 2015, recoveries of previously charged-off loans were $1.4 million, compared with $2.0 million for the preceding quarter and $1.7 million for the second quarter of 2014. Gross charge-offs for the second quarter of 2015 were $1.2 million, compared with $86,000 for the preceding quarter and $2.5 million for the same period a year ago. As a result, there were net recoveries of $272,000 for the second quarter of 2015, compared with net recoveries of $1.9 million for the preceding quarter and net charge-offs of $806,000 for the year ago period.

The allowance for loan losses was $50.8 million as of June 30, 2015, generating an allowance of loan losses to gross loans ratio of 1.77% compared with 1.88% as of March 31, 2015 and 2.21% as of June 30, 2014.

Conference Call

Management will host a conference call today, July 23, 2015, at 1:00 p.m. PT (4:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 1:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi's website at www.hanmi.com.

About Hanmi Financial Corporation

Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 46 full-service branches and 6 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in commercial real estate, C&I, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank's retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for loan losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2015	2015	Change	2014	Change
Assets
Cash and cash equivalents	$ 153,231	$ 182,054	-15.8%	$ 123,782	23.8%
Securities available for sale, at fair value	728,683	858,064	-15.1%	505,977	44.0%
Loans held for sale, at the lower of cost or fair value	4,158	8,677	-52.1%	3,842	8.2%
Loans receivable, net of allowance for loan losses	2,826,086	2,767,080	2.1%	2,300,810	22.8%
Accrued interest receivable	8,133	9,238	-12.0%	6,355	28.0%
Premises and equipment, net	30,656	30,934	-0.9%	13,929	120.1%
Other real estate owned ("OREO"), net	11,857	12,114	-2.1%	1,714	591.8%
Customers' liability on acceptances	1,638	2,598	-37.0%	3,186	-48.6%
Servicing assets	13,125	13,321	-1.5%	6,355	106.5%
Other intangible assets, net	1,890	1,985	-4.8%	--	--
Investment in Federal Home Loan Bank ("FHLB") stock, at cost	16,385	17,581	-6.8%	16,385	0.0%
Investment in Federal Reserve Bank ("FRB") stock, at cost	13,517	12,273	10.1%	11,514	17.4%
Income tax asset	82,819	86,478	-4.2%	53,160	55.8%
Bank-owned life insurance	48,041	47,795	0.5%	30,147	59.4%
Prepaid expenses and other assets	30,551	33,823	-9.7%	17,619	73.4%
Total assets	$ 3,970,770	$ 4,084,015	-2.8%	$ 3,094,775	28.3%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$ 1,061,823	$ 1,064,695	-0.3%	$ 910,320	16.6%
Interest-bearing	2,377,958	2,487,981	-4.4%	1,634,529	45.5%
Total deposits	3,439,781	3,552,676	-3.2%	2,544,849	35.2%
Accrued interest payable	3,443	3,497	-1.5%	3,423	0.6%
Bank's liability on acceptances	1,638	2,598	-37.0%	3,186	-48.6%
FHLB advances	--	--	--	97,000	-100.0%
Servicing liabilities	5,368	5,529	-2.9%	103	5111.7%
FDIC loss sharing liability	116	543	-78.6%	--	--
Rescinded stock obligation	150	150	0.0%	--	--
Subordinated debentures	18,623	18,582	0.2%	--	--
Accrued expenses and other liabilities	28,911	32,970	-12.3%	19,866	45.5%
Total liabilities	3,498,030	3,616,545	-3.3%	2,668,427	31.1%

Stockholders' equity:
Common stock	257	257	0.0%	257	0.0%
Additional paid-in capital	556,289	555,710	0.1%	553,741	0.5%
Accumulated other comprehensive income (loss)	423	6,199	-93.2%	(2,150)	-119.7%
Accumulated deficit	(14,371)	(24,838)	-42.1%	(55,642)	-74.2%
Less treasury stock	(69,858)	(69,858)	0.0%	(69,858)	0.0%
Total stockholders' equity	472,740	467,470	1.1%	426,348	10.9%
Total liabilities and stockholders' equity	$ 3,970,770	$ 4,084,015	-2.8%	$ 3,094,775	28.3%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2015	2015	Change	2014	Change
Interest and dividend income:
Interest and fees on loans	$ 36,915	$ 37,034	-0.3%	$ 27,522	34.1%
Taxable interest on securities	2,959	3,854	-23.2%	2,375	24.6%
Tax-exempt interest on securities	20	20	0.0%	20	0.0%
Interest on interest-bearing deposits in other banks	40	48	-16.7%	18	122.2%
Dividends on FRB stock	201	184	9.2%	172	16.9%
Dividends on FHLB stock	915	298	207.0%	236	287.7%
Total interest and dividend income	41,050	41,438	-0.9%	30,343	35.3%
Interest expense:
Interest on deposits	3,802	3,780	0.6%	3,153	20.6%
Interest on FHLB advances	4	56	-92.9%	30	-86.7%
Interest on subordinated debentures	151	145	4.1%	--	--
Total interest expense	3,957	3,981	-0.6%	3,183	24.3%
Net interest income before provision for loan losses	37,093	37,457	-1.0%	27,160	36.6%
Negative provision for loan losses	(2,495)	(1,985)	25.7%	(3,866)	-35.5%
Net interest income after provision for loan losses	39,588	39,442	0.4%	31,026	27.6%
Noninterest income:
Service charges on deposit accounts	3,169	3,211	-1.3%	2,568	23.4%
Trade finance and other service charges and fees	1,109	1,267	-12.5%	1,166	-4.9%
Gain on sale of SBA loans	1,573	1,684	-6.6%	498	215.9%
Net gain on sales of securities	1,912	2,184	-12.5%	364	425.3%
Disposition gains on PCI loans	2,470	1,222	102.1%	--	--
Other operating income	900	1,282	-29.8%	892	0.9%
Total noninterest income	11,133	10,850	2.6%	5,488	102.9%
Noninterest expense:
Salaries and employee benefits	15,542	16,384	-5.1%	10,280	51.2%
Occupancy and equipment	4,224	4,303	-1.8%	2,469	71.1%
Merger and integration costs	136	1,611	-91.6%	72	88.9%
Data processing	1,335	2,132	-37.4%	1,112	20.1%
OREO expense	(13)	417	-103.1%	--	--
Professional fees	1,701	2,341	-27.3%	652	160.9%
Supplies and communications	928	830	11.8%	595	56.0%
Advertising and promotion	1,046	523	100.0%	753	38.9%
Other operating expenses	2,219	3,163	-29.8%	2,206	0.6%
Total noninterest expense	27,118	31,704	-14.5%	18,139	49.5%
Income from continuing operations before provision for income taxes	23,603	18,588	27.0%	18,375	28.5%
Provision for income taxes	9,619	7,534	27.7%	6,866	40.1%
Income from continuing operations, net of taxes	$ 13,984	$ 11,054	26.5%	$ 11,509	21.5%
Discontinued operations
Loss from operations of discontinued subsidiaries	$ --	$ --	--	$ (1)	-100.0%
Income tax expense	--	--	--	466	-100.0%
Loss from discontinued operations	--	--	--	(467)	-100.0%
Net income	$ 13,984	$ 11,054	26.5%	$ 11,042	26.6%

Basic earnings per share:
Income from continuing operations, net of taxes	$ 0.44	$ 0.35		$ 0.36
Income from discontinued operations, net of taxes	--	--		(0.01)
Basic earnings per share	$ 0.44	$ 0.35		$ 0.35
Diluted earnings per share:
Income from continuing operations, net of taxes	$ 0.44	$ 0.35		$ 0.36
Income from discontinued operations, net of taxes	--	--		(0.01)
Diluted earnings per share	$ 0.44	$ 0.35		$ 0.35

Weighted-average shares outstanding:
Basic	31,774,692	31,747,299		31,681,033
Diluted	32,081,957	32,026,723		31,974,253
Common shares outstanding	31,974,842	31,933,634		31,860,956

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income, Continued (Unaudited)
(In thousands, except share and per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2015	2014	Change
Interest and dividend income:
Interest and fees on loans	$ 73,949	$ 54,851	34.8%
Taxable interest on securities	6,813	4,912	38.7%
Tax-exempt interest on securities	40	96	-58.3%
Interest on interest-bearing deposits in other banks	88	38	131.6%
Dividends on FRB stock	385	340	13.2%
Dividends on FHLB stock	1,213	472	157.0%
Total interest and dividend income	82,488	60,709	35.9%
Interest expense:
Interest on deposits	7,582	6,375	18.9%
Interest on FHLB advances	60	78	-23.1%
Interest on subordinated debentures	296	--	--
Total interest expense	7,938	6,453	23.0%
Net interest income before provision for loan losses	74,550	54,256	37.4%
Negative provision for loan losses	(4,480)	(7,166)	-37.5%
Net interest income after provision for loan losses	79,030	61,422	28.7%
Noninterest income:
Service charges on deposit accounts	6,380	5,041	26.6%
Trade finance and other service charges and fees	2,376	2,188	8.6%
Gain on sale of SBA loans	3,257	1,045	211.7%
Net gain on sales of securities	4,096	1,785	129.5%
Disposition gains on PCI loans	3,693	--	--
Other operating income	2,181	1,643	32.7%
Total noninterest income	21,983	11,702	87.9%
Noninterest expense:
Salaries and employee benefits	31,926	20,539	55.4%
Occupancy and equipment	8,527	4,866	75.2%
Merger and integration costs	1,747	157	1012.7%
Data processing	3,467	2,270	52.7%
OREO expense	404	5	7980.0%
Professional fees	4,042	1,400	188.7%
Supplies and communications	1,758	1,097	60.3%
Advertising and promotion	1,569	1,333	17.7%
Other operating expenses	5,382	4,270	26.0%
Total noninterest expense	58,822	35,937	63.7%
Income from continuing operations before provision for income taxes	42,191	37,187	13.5%
Provision for income taxes	17,153	14,710	16.6%
Income from continuing operations, net of taxes	$ 25,038	$ 22,477	11.4%
Discontinued operations
Income from operations of discontinued subsidiary (including gain on disposal of $51 in the second quarter of 2014)	$ --	$ 37	-100.0%
Income tax expense	--	481	-100.0%
Loss from discontinued operations	--	(444)	-100.0%
Net income	$ 25,038	$ 22,033	13.6%
			--
Basic earnings per share:
Income from continuing operations, net of taxes	$ 0.79	$ 0.71
Income from discontinued operations, net of taxes	--	(0.01)
Basic earnings per share	$ 0.79	$ 0.70
Diluted earnings per share:
Income from continuing operations, net of taxes	$ 0.78	$ 0.70
Income from discontinued operations, net of taxes	--	(0.01)
Diluted earnings per share	$ 0.78	$ 0.69

Weighted-average shares outstanding:
Basic	31,761,067	31,670,436
Diluted	32,053,380	31,950,313
Common shares outstanding	31,974,842	31,860,956

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands)

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Average balances:
Average gross loans, net of deferred loan costs (1)	$ 2,839,601	$ 2,821,616	$ 2,298,996	$ 2,829,813	$ 2,278,193
Average securities	844,064	1,001,707	526,474	922,245	530,890
Average interest-earning assets	3,749,011	3,901,818	2,854,031	3,823,942	2,839,927
Average assets	4,023,750	4,181,524	3,001,050	4,101,420	2,989,551
Average deposits	3,484,267	3,526,663	2,522,269	3,505,379	2,511,345
Average borrowings	26,233	146,335	39,146	85,953	47,967
Average interest-bearing liabilities	2,467,440	2,642,063	1,718,887	2,554,301	1,737,917
Average stockholders' equity	474,134	459,784	417,874	467,019	411,526
Average tangible equity	472,183	457,738	417,874	465,020	410,951

Performance ratios:
Return on average assets (2) (3)	1.39%	1.07%	1.54%	1.23%	1.52%
Pre-tax, pre-provision earnings on average assets (2) (3)	2.10%	1.61%	1.94%	1.85%	2.03%
Return on average stockholders' equity (2) (3)	11.83%	9.75%	11.05%	10.81%	11.01%
Return on average tangible equity (2) (3)	11.88%	9.79%	11.05%	10.86%	11.03%
Efficiency ratio	56.23%	65.63%	55.56%	60.93%	54.48%
Efficiency ratio (excluding merger and integration costs)	55.95%	62.30%	55.34%	59.12%	54.25%
Net interest spread (2) (4)	3.75%	3.70%	3.53%	3.72%	3.56%
Net interest spread (excluding purchase accounting) (2) (4)	3.18%	3.01%	3.53%	3.09%	3.56%
Net interest margin (2) (4)	3.97%	3.89%	3.82%	3.93%	3.86%
Net interest margin (excluding purchase accounting) (2) (4)	3.48%	3.28%	3.82%	3.38%	3.86%
Average stockholders' equity to average assets	11.78%	11.00%	13.92%	11.39%	13.77%

Allowance for loan losses:
Balance at beginning of period	$ 52,951	$ 52,666	$ 56,593	$ 52,666	$ 57,555
Negative provision for loan losses	(2,403)	(1,673)	(3,901)	(4,076)	(7,510)
Net recoveries (charge-offs)	272	1,958	(806)	2,230	1,841
Balance at end of period	$ 50,820	$ 52,951	$ 51,886	$ 50,820	$ 51,886

Asset quality ratios:
Nonperforming Non-PCI loans to gross loans (5)	0.97%	1.04%	1.08%	0.97%	1.08%
Nonperforming assets to assets (5)	1.00%	1.01%	0.88%	1.00%	0.88%
Nonperforming Non-PCI loans to allowance for loan losses (5)	55.14%	55.25%	48.92%	55.14%	48.92%
Net loan recoveries to average gross loans (2)	-0.04%	-0.28%	0.14%	-0.08%	-0.08%
Allowance for loan losses to gross loans	1.77%	1.88%	2.21%	1.77%	2.21%
Allowance for loan losses to nonperforming Non-PCI loans	181.35%	180.98%	204.43%	181.35%	204.43%

Allowance for off-balance sheet items:
Balance at beginning of period	$ 1,054	$ 1,366	$ 1,557	$ 1,366	$ 1,248
(Negative provision) provision for loan losses	(92)	(312)	35	(404)	344
Balance at end of period	$ 962	$ 1,054	$ 1,592	$ 962	$ 1,592

Nonperforming assets (5):
Nonaccrual Non-PCI loans	$ 28,023	$ 29,258	$ 25,381
Loans 90 days or more past due and still accruing	--	--	--
Nonperforming Non-PCI loans	28,023	29,258	25,381
OREO, net	11,857	12,114	1,714
Nonperforming assets	39,880	41,372	27,095
Nonperforming loans in loans held for sale	--	--	--
Nonperforming assets	$ 39,880	$ 41,372	$ 27,095

Delinquent loans, 30 to 89 days past due and still accruing	$ 9,007	$ 14,175	$ 5,290

Delinquent loans to gross loans	0.31%	0.50%	0.23%

Gross PCI loans	$ 33,908	$ 40,941	--

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data, Continued (Unaudited)
(In thousands)

	June 30,	March 31,	June 30,
	2015	2015	2014
Loan portfolio:
Real estate loans	$ 2,413,540	$ 2,383,426	$ 1,981,522
Residential loans	173,126	156,513	108,561
Commercial and industrial loans	261,189	250,632	230,309
Consumer loans	26,317	25,986	28,843
Gross loans	2,874,172	2,816,557	2,349,235
Deferred loan costs	2,734	3,474	3,461
Gross loans, net of deferred loan costs	2,876,906	2,820,031	2,352,696
Allowance for loan losses	(50,820)	(52,951)	(51,886)
Loans receivable, net	2,826,086	2,767,080	2,300,810
Loans held for sale, at the lower of cost or fair value	4,158	8,677	3,842
Total loans receivable, net	$ 2,830,244	$ 2,775,757	$ 2,304,652

Loan mix:
Real estate loans	84.0%	84.6%	84.4%
Residential loans	6.0%	5.6%	4.6%
Commercial and industrial loans	9.1%	8.9%	9.8%
Consumer loans	0.9%	0.9%	1.2%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand-noninterest-bearing	$ 1,061,823	$ 1,064,695	$ 910,320
Savings	119,474	118,328	110,552
Money market checking and NOW accounts	779,684	807,965	557,887
Time deposits	1,478,800	1,561,688	966,090
Total deposits	$ 3,439,781	$ 3,552,676	$ 2,544,849

Deposit mix:
Demand-noninterest-bearing	30.9%	30.0%	35.8%
Savings	3.5%	3.3%	4.3%
Money market checking and NOW accounts	22.7%	22.7%	21.9%
Time deposits	42.9%	44.0%	38.0%
Total deposits	100.0%	100.0%	100.0%

Capital ratios:
Hanmi Financial
Total risk-based capital	15.64%	15.40%	17.92%
Tier 1 risk-based capital	14.39%	14.15%	16.65%
Common equity tier 1 capital	14.39%	14.15%	--
Tier 1 leverage capital ratio	11.52%	10.78%	14.09%
Hanmi Bank
Total risk-based capital	15.57%	15.33%	17.17%
Tier 1 risk-based capital	14.32%	14.08%	15.91%
Common equity tier 1 capital	14.32%	14.08%	--
Tier 1 leverage capital ratio	11.47%	10.72%	13.49%

(1) Includes loans held for sale
(2) Annualized
(3) Amount calculated based on net income from continuing operations
(4) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate
(5) Excludes PCI loans

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands)

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan costs (1)	$ 2,839,601	$ 36,915	5.21%	$ 2,821,616	$ 37,034	5.32%	$ 2,298,996	$ 27,522	4.80%
Municipal securities-taxable	16,272	155	3.81%	16,906	163	3.86%	19,151	191	3.99%
Municipal securities-tax exempt	3,670	31	3.35%	4,339	31	2.84%	4,428	31	2.78%
Obligations of other U.S. government agencies	63,512	315	1.98%	85,703	404	1.89%	85,160	401	1.88%
Other debt securities	730,672	2,489	1.36%	864,492	3,287	1.52%	390,435	1,783	1.83%
Equity securities	29,938	1,116	14.91%	30,267	482	6.37%	27,300	408	5.98%
Interest-bearing deposits in other banks	65,346	40	0.25%	78,495	48	0.25%	28,561	18	0.25%
Total interest-earning assets	3,749,011	41,061	4.39%	3,901,818	41,449	4.31%	2,854,031	30,354	4.27%

Noninterest-earning assets:
Cash and cash equivalents	89,313			86,313			70,660
Allowance for loan losses	(53,159)			(53,319)			(57,127)
Other assets	238,585			246,712			133,486
Total noninterest-earning assets	274,739			279,706			147,019

Total assets	$ 4,023,750			$ 4,181,524			$ 3,001,050

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 119,520	$ 106	0.36%	$ 120,254	$ 114	0.38%	$ 115,667	$ 372	1.29%
Money market checking and NOW accounts	796,664	928	0.47%	782,432	885	0.46%	572,949	759	0.53%
Time deposits	1,525,023	2,768	0.73%	1,593,042	2,781	0.71%	991,125	2,022	0.82%
FHLB advances	7,637	4	0.21%	127,778	56	0.18%	39,146	30	0.31%
Subordinated debentures	18,596	151	3.26%	18,557	145	3.17%	--	--	0.00%
Total interest-bearing liabilities	2,467,440	3,957	0.64%	2,642,063	3,981	0.61%	1,718,887	3,183	0.74%

Noninterest-bearing liabilities:
Demand deposits	1,043,060			1,030,935			842,528
Other liabilities	39,116			48,742			21,761
Total noninterest-bearing liabilities	1,082,176			1,079,677			864,289

Total liabilities	3,549,616			3,721,740			2,583,176
Stockholders' equity	474,134			459,784			417,874

Total liabilities and stockholders' equity	$ 4,023,750			$ 4,181,524			$ 3,001,050

Net interest income		$ 37,104			$ 37,468			$ 27,171

Cost of deposits			0.44%			0.43%			0.50%
Net interest spread			3.75%			3.70%			3.53%
Net interest margin			3.97%			3.89%			3.82%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid, Continued (Unaudited)
(In thousands)
	Six Months Ended
	June 30, 2015			June 30, 2014
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan costs (1)	$ 2,829,813	$ 73,949	5.27%	$ 2,278,193	$ 54,851	4.86%
Municipal securities-taxable	16,587	318	3.83%	25,152	520	4.13%
Municipal securities-tax exempt	4,003	62	3.07%	8,790	148	3.36%
Obligations of other U.S. government agencies	74,546	719	1.93%	84,367	806	1.91%
Other debt securities	797,213	5,776	1.45%	386,297	3,586	1.86%
Equity securities	29,896	1,598	10.69%	26,284	812	6.18%
Federal funds sold	--	--	0.00%	6	--	0.00%
Interest-bearing deposits in other banks	71,884	88	0.25%	30,838	38	0.25%
Total interest-earning assets	3,823,942	82,510	4.35%	2,839,927	60,761	4.31%

Noninterest-earning assets:
Cash and cash equivalents	87,842			74,010
Allowance for loan losses	(53,238)			(57,887)
Other assets	242,874			133,501
Total noninterest-earning assets	277,478			149,624

Total assets	$ 4,101,420			$ 2,989,551

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 119,884	$ 220	0.37%	$ 116,067	$ 776	1.35%
Money market checking and NOW accounts	789,587	1,813	0.46%	582,219	1,526	0.53%
Time deposits	1,558,877	5,549	0.72%	991,664	4,073	0.83%
FHLB advances	67,376	60	0.18%	47,967	78	0.33%
Subordinated debentures	18,577	296	3.21%	--	--	0.00%
Total interest-bearing liabilities	2,554,301	7,938	0.63%	1,737,917	6,453	0.75%

Noninterest-bearing liabilities:
Demand deposits	1,037,031			821,395
Other liabilities	43,069			18,713
Total noninterest-bearing liabilities	1,080,100			840,108

Total liabilities	3,634,401			2,578,025
Stockholders' equity	467,019			411,526

Total liabilities and stockholders' equity	$ 4,101,420			$ 2,989,551

Net interest income		$ 74,572			$ 54,308

Cost of deposits			0.44%			0.51%
Net interest spread			3.72%			3.56%
Net interest margin			3.93%			3.86%

(1) Includes loans held for sale

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Hanmi's capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share and per share data)

	June 30,	March 31,	June 30,
Hanmi Financial Corporation	2015	2015	2014
Assets	$ 3,970,770	$ 4,084,015	$ 3,094,775
Less other intangible assets	(1,890)	(1,985)	--
Tangible assets	$ 3,968,880	$ 4,082,030	$ 3,094,775

Stockholders' equity	$ 472,740	$ 467,470	$ 426,348
Less other intangible assets	(1,890)	(1,985)	--
Tangible stockholders' equity	$ 470,850	$ 465,485	$ 426,348

Stockholders' equity to assets	11.91%	11.45%	13.78%
Tangible common equity to tangible assets	11.86%	11.40%	13.78%

Common shares outstanding	31,974,842	31,933,634	31,860,956
Tangible common equity per common share	$ 14.73	$ 14.58	$ 13.38
CONTACT: Romolo (Ron) Santarosa
         Senior Executive Vice President,
         Corporate Finance and Strategy
         213-427-5636

         Michael McCall
         Executive Vice President & Chief Financial Officer
         213-427-5701

         Lasse Glassen
         Investor Relations
         Addo Communications
         310-829-5400